                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:

 | | Preliminary Proxy Statement

 |X| Definitive Proxy Statement

 | | Definitive Additional Materials

 | | Soliciting Material Pursuant to Paragraph 240.14a-11(c) or 240.14a-12


                         Sterling Financial Corporation
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 John E. Stefan
                                 --------------
                     (Name of Person Filing Proxy Statement)

                                                                April 2, 2001


Dear Shareholder:

      The 2001 ANNUAL MEETING of Shareholders of Sterling Financial Corporation will be held at 9:00 A.M. ON WEDNESDAY, MAY 2, 2001, at the Liberty Place Theater and Conference Center (the former headquarters of Armstrong World Industries), 313 West Liberty Street, Lancaster, Pennsylvania. You are cordially invited to attend the Annual Meeting as well as a BREAKFAST which will be held at the Liberty Place Theater and Conference Center at 8:00 A.M.

      We are asking shareholders to elect one Class of 2002 Director, one Class of 2003 Director, and five Class of 2004 Directors. We are also asking shareholders to ratify the selection of Ernst & Young, LLP as the corporation's certified public accountants. We enclose the Notice of Annual Meeting, Proxy Statement and proxy card with this letter. We also enclose the 2000 Annual Report of Sterling Financial Corporation. I hope you will take the opportunity to review the material in the Annual Report. We will report on Sterling's 2000 business results and other matters of interest to shareholders at this meeting.

      It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend or regardless of the number of shares you own. We urge you to sign and date the enclosed proxy and return it in the enclosed envelope as soon as possible. If you do attend the meeting and wish to vote in person, you must give written notice to the Secretary of the corporation so that your proxy will be superseded by any ballot that you submit at the meeting.

      Please indicate on the enclosed business reply card whether or not you plan to attend the breakfast and return it to Sterling Financial Corporation.

      We look forward to seeing you at the breakfast and Annual Meeting.


                                    Sincerely,



                                    John E. Stefan
                                    Chairman of the Board,
                                    President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 2, 2001

TO THE SHAREHOLDERS OF STERLING FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the regular Annual Meeting of the Shareholders of Sterling Financial Corporation will be held at the Liberty Place Theater and Conference Center, 313 West Liberty Street, Lancaster, Pennsylvania, on Wednesday, May 2, 2001, at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

      1. To elect one Class of 2002 director to serve for a one-year term and until his successor is elected and qualified.

      2. To elect one Class of 2003 director to serve for a two-year term and until his successor is elected and qualified.

      3. To elect five Class of 2004 directors to serve for a three-year term and until their successors are elected and qualified.

      4. To ratify the selection of Ernst & Young, LLP as the corporation's independent certified public accountants for the year ending December 31, 2001.

      5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

      Only those shareholders of record at the close of business on March 9, 2001, are entitled to notice of and to vote at the meeting.

      Please promptly sign the enclosed proxy and return it in the enclosed postpaid envelope. We cordially invite you to attend the meeting. Your proxy is revocable, and you may withdraw it at any time. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the corporation before the vote at the meeting.

      We enclose, among other things, a copy of the 2000 Annual Report of Sterling Financial Corporation.



                       BY ORDER OF THE BOARD OF DIRECTORS



                       John E. Stefan
                       Chairman of the Board,
                       President and Chief Executive Officer

Lancaster, Pennsylvania
April 2, 2001




   YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                                 PROXY STATEMENT

                Dated and to be mailed on or about April 2, 2001

                         STERLING FINANCIAL CORPORATION
                           101 NORTH POINTE BOULEVARD
                       LANCASTER, PENNSYLVANIA 17601-4133
                                 (717) 581-6030

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 2, 2001

                                TABLE OF CONTENTS



                                                                      PAGE
GENERAL..................................................................1
-------

  Introduction...........................................................1
  Date, Time and Place of Meeting........................................1
  Shareholders Entitled to Vote..........................................1
  Purpose of Meeting.....................................................1
  Solicitation of Proxies................................................1
  Revocability and Voting of Proxies.....................................2
  Quorum and Voting of Shares............................................2
  Principal Holders......................................................4
  Beneficial Ownership of Executive Officers, Directors and Nominees.....5
  Shareholder Proposals..................................................7
  Recommendations of the Board of Directors..............................7

INFORMATION CONCERNING ELECTION OF DIRECTORS.............................7
--------------------------------------------

  General Information....................................................7
  Information about Nominees and Continuing Directors....................8
  Meetings and Committees of the Board of Directors.....................12
  Report of the Audit Committee.........................................12
  Executive Officers....................................................14
  Executive Compensation................................................15
  Compensation of Directors.............................................27
  Transactions with Directors and Executive Officers....................27

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................28
-------------------------------------------------------

RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...28
---------------------------------------------------------------------

ADDITIONAL INFORMATION..................................................29
----------------------

OTHER MATTERS...........................................................29
-------------

APPENDIX A - AUDIT COMMITTEE CHARTER....................................A-1
------------------------------------

                                     GENERAL

Introduction

      On June 30, 1987, The First National Bank of Lancaster County became a wholly-owned subsidiary of Sterling Financial Corporation. Management of The First National Bank of Lancaster County organized Sterling Financial Corporation as a Pennsylvania business corporation, based in Lancaster, Pennsylvania, to be the holding company of the bank. Upon formation of the holding company, The First National Bank of Lancaster County changed its name to Bank of Lancaster County, N.A. Sterling acquired the First National Bank of North East, North East, Maryland on June 15, 1999, and the Bank of Hanover and Trust Company, Hanover, Pennsylvania on July 27, 2000. The meeting to which this Proxy Statement relates will be the fourteenth annual meeting of the shareholders of Sterling Financial Corporation.

      The principal executive office of the corporation is located at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133. The telephone number for the corporation is (717) 581-6030. All inquiries should be directed to Ronald L. Bowman, Vice President/Secretary of the corporation.

Date, Time and Place of Meeting

      The regular annual meeting of the shareholders of Sterling Financial Corporation will be held on Wednesday, May 2, 2001 at 9:00 a.m. at the Liberty Place Theater and Conference Center (the former headquarters of Armstrong World Industries), 313 West Liberty Street, Lancaster, Pennsylvania.

Shareholders Entitled to Vote

      Shareholders of record at the close of business on March 9, 2001 are entitled to vote at the meeting.

Purpose of Meeting

      At the annual meeting, holders of Sterling common stock will be asked to:

      -     Elect one Class of 2002 director to serve for a one-year term;

      -     Elect one Class of 2003 director to serve for a two-year term;

      -     Elect five Class of 2004 directors to serve for a three-year term;

      - Vote upon a proposal to ratify the selection of Ernst & Young, LLP as the corporation's independent certified public accountants for the year ending December 31, 2001; and

      - Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Solicitation of Proxies

      The Board of Directors furnishes this proxy statement and the enclosed form of proxy to shareholders of the corporation on or about April 2, 2001 in connection with the solicitation of proxies for use at the annual meeting and any adjournments or postponements thereof.

      Sterling Financial Corporation will bear the expense of soliciting proxies. In addition to the use of the mails, directors, officers and employees of Sterling Financial Corporation and its subsidiaries may, without additional compensation, solicit proxies.

Revocability and Voting of Proxies

      A shareholder's execution and return of the enclosed proxy will not affect the shareholder's right to attend the meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Ronald L. Bowman, Secretary of the corporation, or by executing a later dated proxy and giving written notice of the revocation to the Secretary of the corporation at any time before the proxy is voted at the meeting. Proxy holders will vote shares represented by proxies on the accompanying proxy, if properly signed and returned, in accordance with the specifications made on the proxies by the shareholders. Any proxy not specifying to the contrary will be voted FOR:

            -     The election of the nominees identified in this Proxy
                  Statement; and

            - The proposal to ratify the selection of independent certified public accountants for the year ending December 31, 2001.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Sterling Financial Corporation.

      Proxy holders will vote shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan in accordance with the instructions of each shareholder as set forth in his/her proxy. If a shareholder who participates in the Dividend Reinvestment and Stock Purchase Plan does not return a proxy, proxy holders will not vote the shares held for his/her account by the Plan Agent.

      The Plan Trustee will vote shares held for the account of employees who participate in the Employees Stock Plan in accordance with the instructions of each participant set forth in the separate proxy sent to him/her with respect to Employees Stock Plan shares. The Plan Trustee will vote shares with respect to which a separate Employees Stock Plan proxy is not returned in the same proportion as shares with respect to which voting instructions are received.

Quorum and Voting of Shares

      At the close of business on March 9, 2001, which is the record date for determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting, the corporation had outstanding 12,546,663 shares of common stock, par value $5.00 per share. The corporation has no other class of stock authorized or outstanding. As of the record date, shares of Sterling Financial Corporation common stock were held by the Trust Departments of the following Sterling subsidiaries as sole fiduciary:

                           Bank of Lancaster County, N.A.            9,889
                           Bank of Hanover and Trust Company       319,299
                                                                   -------
                           Total Shares                            329,188

The shares held by the Trust Departments of the foregoing banks as sole fiduciaries represent in the aggregate approximately 2.62% of the total shares outstanding and will be voted in favor of the election, as directors, of the nominees of the Board of Directors and for approval of Ernst & Young LLP as the corporation's independent auditors.

      A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under Sterling Financial Corporation's Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes shall be elected. Shareholders are not entitled to cumulate votes for the election of directors.

      Under Pennsylvania law and Sterling Financial Corporation's bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority.

      Assuming the presence of a quorum, the seven nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

      Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.

Principal Holders

      The following table shows, to our knowledge, those persons or entities, who owned of record or beneficially, on February 28, 2001, more than 5% of the outstanding Sterling Financial Corporation common stock.

      We determined beneficial ownership of shares of Sterling Financial Corporation common stock by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock that he/she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

      - Voting power, which includes power to vote or to direct the voting of the stock, or

      - Investment power, which includes the power to dispose or direct the disposition of the stock, or

      - The right to acquire beneficial ownership within 60 days after March 9, 2001.

                      Name and Address           Amount and
                        of Beneficial        Nature of Beneficial     Percent
Title of Class              Owner                Ownership            of Class
--------------        ----------------       --------------------     --------
Common Stock,         Howard E. Groff
$5.00 par value       111 E. State Street
per share             Quarryville, PA 17566         947,017(1)           7.55%

Common Stock,         Bank of Lancaster County
$5.00 par value       Employees Stock Plan
per share             c/o Trust Department
                      101 North Pointe Boulevard
                      Lancaster, PA  17601-4133     723,210(2)           5.76%

------------------------

(1)   Mr. Groff holds sole voting and investment power over 945,016 shares.

(2) Shares held for the account of plan participants are voted by the Plan Trustee in accordance with the instructions given by the individual participants. The Plan Trustee does not share voting power with the participants, except that under the terms of the plan, if the plan participant does not provide the Plan Trustee with voting instructions, the Plan Trustee will vote the participant's shares concerning each proposal in the same proportion as the votes of the other plan participants.

      In addition to the above information, the employee stock plan for the Bank of Hanover & Trust Company owned of record or beneficially, on February 28, 2001, 37,108 shares of Sterling Financial Corporation common stock. Shares held for the account of plan participants are voted by the Plan Trustee in accordance with the instructions given by the individual participants. The employee stock plan for the First National Bank of North East owned of record or beneficially, on February 28, 2001, 76,752 shares of Sterling common stock. Except in connection with the election of directors, shares held for the account of plan participants are voted by the Plan Trustee in accordance with the instructions given by the individual participants.

Beneficial Ownership of Executive Officers, Directors and Nominees

      The following table shows, as of February 28, 2001, the amount and percentage of Sterling Financial Corporation common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of Sterling Financial Corporation as a group.

      Beneficial ownership of shares of Sterling Financial Corporation's common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock that he/she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

      - Voting power, which includes the power to vote or to direct the voting of the stock, or

      - Investment power, which includes the power to dispose or direct the disposition of the stock, or

      - The right to acquire beneficial ownership within 60 days after March 9, 2001.

      Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share. The percentage of all Sterling Financial Corporation common stock owned be each director, nominee or executive officer is less than 1% unless otherwise indicated.

  Name of
Individual                           Amount and
or Identity                     Nature of Beneficial               Percent of
 of Group                            Ownership                        Class
-----------                     --------------------               ----------
Directors and Nominees

Richard H. Albright, Jr.               46,968 (1)                       ---
S. Amy Argudo                         464,471 (2)                       3.70%
Robert H. Caldwell                      9,404 (3)                       ---
Bertram F. Elsner                      10,111 (4)                       ---
Howard E. Groff, Jr.                   33,256 (5)                       ---
Joan R. Henderson                       3,171 (6)                       ---
J. Robert Hess                        107,290 (7)                       ---
Calvin G. High                        101,886 (8)                       ---
Terrence L. Hormel                     26,364 (9)                       ---
David E. Hosler                         1,012                           ---
J. Roger Moyer, Jr.                    60,554 (10)                      ---
E. Glenn Nauman                        43,679 (11)                      ---
J. Bradley Scovill                     61,918 (12)                      ---
W. Garth Sprecher                       1,108                           ---
John E. Stefan                        216,689 (13)                     1.73%
Glenn R. Walz                          11,504 (14)                      ---

Other Named Executive Officers

Thomas P. Dautrich                      5,214 (15)                      ---
Jere L. Obetz                          35,408 (16)                      ---

All Directors, Nominees
and Executive Officers
as a Group (20 persons)             1,295,699                         10.33%


------------------------

(1) Includes 2,635 shares owned jointly with spouse, 9,311 owned directly by spouse, and 14,344 shares owned by Albright Family Enterprises, L.P. of which Dr. Albright is a general partner.

(2) Includes 3,045 shares held by Trustee under the Employee Stock Plan, 414,512 shares held by the Shady Beach Trust and 39,500 shares by The McDaniel CRUT. Ms. Argudo is a trustee of both trusts. Her father, Richard
      D. McDaniel, is the beneficiary of the Shady Beach Trust. Ms. Argudo disclaims beneficial ownership of the shares held by the Shady Beach Trust, over which she has neither the power to vote nor invest, directly or indirectly. Also includes 6,552 shares held jointly with her father.

(3)   Includes 1,011 shares owned directly by spouse.

(4)   Includes 802 shares owned jointly with spouse

(5) Includes 6,062 shares owned directly by spouse and 11,260 shares owned as custodian for children.

(6) Includes 14 shares owned jointly with spouse and 492 shares owned directly by spouse.

(7) Includes 31,401 shares owned jointly with spouse, 4,163 shares owned directly by spouse, 18,060 shares owned as custodian for children and 21,459 shares owned in trust for the benefit of grandchildren.

(8)   Includes 101,886 shares owned jointly with spouse.

(9)   Includes 3,344 shares owned directly by spouse.

(10) Includes 39,139 shares held by Trustee under the Employees Stock Plan, 1,638 shares owned jointly with spouse, 417 shares owned directly by spouse, and 4,441 shares owned directly by mother for whom Mr. Moyer holds power of attorney and with respect to which Mr. Moyer shares voting and investment power. Mr. Moyer has the right to acquire an additional 6,417 shares pursuant to the exercise of stock options.

(11) Includes 39,788 shares owned directly by spouse and 1,118 shares owned directly by mother.

(12) Includes 6,836 shares held by Trustee under the Employees Stock Plan and 4,596 shares owned jointly with spouse.

(13) Includes 66,803 shares held by Trustee under the Employees Stock Plan, 4,132 shares owned jointly with spouse, 64,000 shares owned directly by spouse, and 16,687 shares owned directly by child. Mr. Stefan disclaims beneficial ownership of shares owned directly by his spouse. Mr. Stefan has the right to acquire an additional 8,489 shares pursuant to the exercise of stock options.

(14) Includes 8,163 shares owned directly by spouse and 134 shares owned directly by child.

(15) Includes 798 shares held by Trustee under the Employees Stock Plan. Mr. Dautrich has the right to acquire an additional 4,334 shares pursuant to the exercise of stock options.

(16) Includes 21,481 shares held by Trustee under the Employees Stock Plan and 3,337 shares owned directly by spouse. Mr. Obetz disclaims beneficial ownership of shares owned directly by his spouse. Mr. Obetz has the right to acquire an additional 3,650 shares pursuant to the exercise of stock options.

Shareholder Proposals

      Shareholder proposals intended to be presented at the 2002 Annual Meeting must be received at the administrative headquarters of Sterling Financial Corporation at 101 North Pointe Boulevard, Lancaster, Pennsylvania not later than Monday, December 3, 2001, in order to be included in the proxy statement and proxy form to be prepared by Sterling Financial Corporation in connection with the 2002 Annual Meeting. In addition, for those proposals, other than nominations, that will not be included in the 2002 proxy statement, Sterling must receive notice of shareholder proposal by February 16, 2002. For proposals received after that date, the proxy holders may vote on the proposal at their discretion. A different due date applies to nominations for directors. See "Information Concerning Election of Directors - General Information" below.

Recommendations of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR:

        - The election of the seven nominees identified in this Proxy Statement and

        - The proposal to ratify the selection of independent certified public accountants for the year ending December 31, 2001.


                  INFORMATION CONCERNING ELECTION OF DIRECTORS

General Information

      The bylaws of Sterling provide that the Board of Directors consists of not less than one nor more than 25 persons. The Board of Directors is also divided into three classes. Each class consists, as nearly as possible, of one-third of the directors. The bylaws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The bylaws also provide that the number of directors in each class of directors is determined by the Board of Directors.

      A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the next annual meeting of the shareholders and until his/her successor is elected and qualified. There is a mandatory retirement provision in the bylaws that states that the office of a director is considered vacant at the annual meeting of shareholders next following his/her attaining the age of 70 years.

         Robert H. Caldwell and J. Robert Hess, Class of 2003 Directors, have reached the mandatory retirement age of 70, and, as required under the bylaws, will be retiring from the Board of Directors as of the 2001 Annual Meeting.

         Following the merger of Hanover Bancorp, Inc. with and into Sterling Financial Corporation on July 27, 2000, the following individuals were appointed to the Board of Directors of Sterling: Bertram F. Elsner as a Class of 2001 Director, Terrence L. Hormel as a Class of 2002 Director and J.

Bradley Scovill as a Class of 2003 Director. The bylaws of Sterling state that such elected persons shall hold office until the next Annual Meeting of Shareholders and until his/her successor is duly elected and has qualified.

      The Board of Directors has fixed the number of directors at 14. There are seven nominees for the Board of Directors for election at the 2001 annual meeting. The nominees are Mr. Hormel and Mr. Scovill and five Class of 2004 Directors. The Board of Directors has nominated the following seven persons for election to the Board of Directors for the terms specified:

                       Nominee for Class of 2002 Director
                             For a Term of One Year

                               Terrence L. Hormel

                       Nominee for Class of 2003 Director
                             For a Term of Two Years

                               J. Bradley Scovill

                      Nominees for Class of 2004 Directors
                            For a Term of Three Years

                            Richard H. Albright, Jr.
                                Bertram F. Elsner
                              Howard E. Groff, Jr.
                                 John E. Stefan
                                  Glenn R. Walz


      Each of the above nominees is presently a director of Sterling Financial Corporation.

      In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by management. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

      Section 2.3 of Sterling Financial Corporation's bylaws requires that nominations, other than those made by or on behalf of the existing management of Sterling Financial Corporation, be made pursuant to timely notice in writing to the Secretary of Sterling Financial Corporation. To be timely, a shareholder's notice must be delivered to or received at the principal executive office of the corporation not less than 90 days prior to the anniversary date of the immediately preceding meeting of shareholders of the corporation called for the election of directors. The notice must also provide the specific information required by Section 2.3 The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the bylaws. If he determines that a nomination was not made in accordance with the bylaws, he shall so declare at the annual meeting and the defective nomination will be disregarded. You may obtain a copy of the corporation's bylaws by writing to Ronald L. Bowman, Secretary, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601.

Information about Nominees and Continuing Directors

      Information, as of March 9, 2001, concerning the seven persons nominated for election to the Board of Directors of Sterling Financial Corporation at the 2001 annual meeting and concerning the seven continuing directors is set forth in the table that appears below:

                                                   Principal Occupation
                                                   for the Past Five Years
                                                   and Position held with
                              Director             Sterling Financial
   Name and Age                Since               Corp. and Subsidiaries

                Class of 2002 - Nominee - For a Term of One Year

Terrence L. Hormel              2000               President of Hormel, Inc.
(51)                                               (contract warehousing and
                                                   industrial real estate
                                                   development and
                                                   management companies);
                                                   Chairman of the Board and
                                                   Director of Bank of Hanover
                                                   and Trust Company since
                                                   1990; Director since 1981;
                                                   Director of HOVB
                                                   Investment Co. since 1999
                                                   and Director of Bank of
                                                   Lancaster County, N.A.
                                                   since July 27, 2000

                Class of 2003 - Nominee - For a Term of Two Years

J. Bradley Scovill              2000               Executive Vice President of
(41)                                               Sterling Financial
                                                   Corporation since July 27,
                                                   2000; Director, President and
                                                   Chief Executive Officer
                                                   ofBank of Hanover and Trust
                                                   Company since 1994; Director
                                                   of HOVB Investment Company
                                                   since 1999 and Director of
                                                   Pennbanks Insurance Company,
                                                   SPC since 2000

              Class of 2004 - Nominees - For a Term of Three Years

Richard H. Albright, Jr.        1985               Dentist, Specialist,
(58)                                               Practice Limited to
                                                   Orthodontics and Director
                                                   of Bank of Lancaster
                                                   County, N.A. since 1985

Bertram F. Elsner               2000               President and Chief
(64)                                               Executive Officer of Elsner
                                                   Engineering Works, Inc.
                                                   (designs and manufacturers
                                                   automatic rewinding
                                                   machines and specialty
                                                   machinery); Vice
                                                   Chairman of the Board and
                                                   Director of Bank of Hanover
                                                   and Trust Company since
                                                   1998 and Director since
                                                   1985

Howard E. Groff, Jr.            1988               Vice President, Howard E.
(54)                                               Groff Co. (fuel oil sales
                                                   and service) and Director
                                                   of Bank of Lancaster
                                                   County, N. A. since 1988

John E. Stefan                  1979               Chairman of the Board,
(61)                                               President and Chief
                                                   Executive Officer of Sterling
                                                   Financial Corporation since
                                                   1994; Chairman of the Board
                                                   and Chief Executive Officer
                                                   of Bank of Lancaster County,
                                                   N.A. since January 2001;
                                                   Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer from 1994 to 2001;
                                                   Director of Bank of Lancaster
                                                   County since 1979;Director
                                                   of the First National Bank
                                                   of North East since June
                                                   1999 and Director of Bank
                                                   of Hanover and Trust
                                                   Company since July 2000

Glenn R. Walz                   1988               President, Walz, Deihm,
(54)                                               Geisenberger, Bucklen &
                                                   Tennis, P.C. (Certified
                                                   Public Accountants) and
                                                   Director of Bank of
                                                   Lancaster County, N.A.
                                                   since 1988

                      Class of 2002 - Continuing Directors

Joan R. Henderson               1995               President, J.R. Henderson &
(58)                                               Associates, Inc. (Planning
                                                   and Fund Development for
                                                   Non-Profit Organizations)
                                                   and Director of Bank of
                                                   Lancaster County, N.A.
                                                   since 1995

Calvin G. High                  1976               Director, High Industries,
(68)                                               Inc.; Partner, High
                                                   Properties;Partner,
                                                   Lancaster Development Co.
                                                   and Director of Bank of
                                                   Lancaster County, N.A.
                                                   since 1976

David E. Hosler                 1998               President, Old Guard
(50)                                               Insurance Company
                                                   (Property and Casualty
                                                   Insurance Company),
                                                   Senior Executive,
                                                   Westfield Group and
                                                   Director of Bank of
                                                   Lancaster County, N.A.
                                                   since 1998

E. Glenn Nauman                 1976               Retired Chairman of the
(68)                                               Board and retired Director,
                                                   Nauman Construction
                                                   (building contractor) and
                                                   Director of Bank of
                                                   Lancaster County, N.A.
                                                   since 1976

                      Class of 2003 - Continuing Directors

S. Amy Argudo                   1999               Senior Executive Vice
(37)                                               President of the First
                                                   National Bank of North
                                                   East, North East, MD
                                                   since 1998; Vice President
                                                   from 1996 to 1998;
                                                   Administrative Assistant 1990
                                                   to 1996 and Director of the
                                                   First National Bank of North
                                                   East since 1998

J. Roger Moyer, Jr.             1994               Senior Executive Vice
(52)                                               President, Chief
                                                   Operating Officer and
                                                   Assistant Secretary of
                                                   Sterling Financial
                                                   Corporation since January
                                                   2001; Senior Executive Vice
                                                   President and Assistant
                                                   Secretary from January 2000
                                                   to January 2001; Executive
                                                   Vice President and
                                                   Assistant Secretary from
                                                   1994 to 2000; Senior
                                                   Executive Vice President
                                                   and Assistant Secretary
                                                   of Bank of Lancaster County
                                                   since January 2000;
                                                   Executive Vice President
                                                   and Assistant Secretary
                                                   from 1994 to 2000; Director
                                                   of Bank of Lancaster County,
                                                   N.A. since 1994; Director and
                                                   Treasurer of Pennbanks
                                                   Insurance Company, SPC since
                                                   December 1999 and Director
                                                   and Treasurer of Lancaster
                                                   Insurance Group, LLC since
                                                   May 1999

W. Garth Sprecher               1998               Vice President and
(49)                                               Corporate Secretary and
                                                   Director, D & E
                                                   Communications, Inc
                                                   (TeleCommunications)and
                                                   Director of Bank of
                                                   Lancaster County, N.A.
                                                   since 1998

Meetings and Committees of the Board of Directors

      The Board of Directors of Sterling Financial Corporation has a standing Audit Committee but does not have a standing Nominating Committee or Compensation Committee. The Compensation Committee of the Bank of Lancaster County has been acting on behalf of Sterling Financial Corporation and will continue to do so until Sterling Financial Corporation appoints a committee. The Board of Directors of Sterling also has a standing Executive Committee.

      Members of the Audit Committee of Sterling Financial Corporation during 2000 were Richard H. Albright, Jr., Chairman, and Messrs. High, Nauman and Walz. The principal duties of the Audit Committee include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending annually to the Board of Directors the engagement of an independent certified public accountant. The Audit Committee met four times during 2000.

      Members of the Compensation Committee of the Bank of Lancaster County during 2000 were Robert H. Caldwell, Chairman and Messrs. Hess, Sprecher and Walz. The principal duties of the Compensation Committee include the establishment of policies dealing with various compensation plans for the Bank of Lancaster County and Sterling Financial Corporation. In addition, the committee makes recommendations to the Board with respect to the compensation paid to senior executives. The Compensation Committee met seven times during 2000.

      The Board of Directors of Sterling Financial Corporation met twelve times during 2000. All directors attended at least 75% or more of the meetings of the Board of Directors of Sterling Financial Corporation and of the various committees of the Boards on which they served, except David E. Hosler, who attended 67% of the meetings.

Report of the Audit Committee

      The Audit Committee oversees Sterling's financial reporting process on behalf of the Board of Directors. All members of the Audit Committee are independent as defined by National Association of Securities Dealers Listing Standards. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Sterling's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has reviewed and discussed with the independent auditors the auditors' independence from management and Sterling including the matters in the written disclosures and the letter received by Sterling from the auditor as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of nonaudit services with the auditors' independence.

      The Committee discussed with Sterling's internal auditors and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Sterling's internal controls, the overall quality of Sterling's financial reporting, and any other matters, as required by the Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee held four meetings during fiscal year 2000 which were attended by all members.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Sterling's independent auditors.

      Aggregate fees billed to Sterling Financial Corporation by the independent auditors for services rendered during the year ended December 31, 2000, were as follows:

      -     Audit Fees - $205,000

      -     Financial Information Systems Design and Implementation Fees - $0

      -     All Other Fees - $256,162

      The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Ernst & Young's independence.

         The Board of Directors adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A.

                                 Audit Committee
                       Richard H. Albright, Jr., Chairman
                                 Calvin G. High
                                 E. Glenn Nauman
                                  Glenn R. Walz

Executive Officers

      The following provides information, as of March 9, 2001, about the executive officers of Sterling Financial Corporation:

                                        Principal Occupation For the Past Five
                                        Years and Position Held with Sterling
Name                         Age        Financial Corporation and Subsidiaries
John E. Stefan                61        Chairman of the Board, President and
                                        Chief Executive Officer of Sterling
                                        Financial Corporation since 1994;
                                        Chairman of the Board and Chief
                                        Executive Officer of Bank of Lancaster
                                        County since January 2001; Chairman of
                                        the Board, President and Chief Executive
                                        Officer from 1994 to 2001; Director
                                        since 1979; Director of the First
                                        National Bank of North East since June
                                        1999 and Director of Bank of Hanover and Trust Company since July 2000

J. Roger Moyer, Jr.           52        Senior Executive Vice President, Chief
                                        Operating Officer and Assistant
                                        Secretary of Sterling Financial
                                        Corporation since January 2001;
                                        Senior Executive Vice President and
                                        Assistant Secretary from January 2000
                                        to January 2001; Executive Vice
                                        President and Assistant Secretary
                                        from 1994 to 2000; Senior Executive
                                        Vice President and Assistant Secretary
                                        of Bank of Lancaster County since
                                        January 2000; Executive Vice President
                                        and Assistant Secretary from 1994 to
                                        2000; Director of Bank of Lancaster
                                        County since 1994; Director and
                                        Treasurer of Pennbanks Insurance
                                        Company, SPC since December 1999 and
                                        Director and Treasurer of Lancaster
                                        Insurance Group, LLC since May 1999

Thomas P. Dautrich            52        Senior Executive Vice President of
                                        Sterling Financial Corporation since
                                        January 2000; Executive Vice
                                        President from 1998 to 2000; President
                                        and Chief Operating Officer of Bank of
                                        Lancaster County since January 2001;
                                        Director of Bank of Lancaster County
                                        since January 2001; Senior Executive
                                        Vice President of Banking Services
                                        from January 2000 to January 2001;
                                        Executive Vice President of Banking
                                        Services from 1998 to 2000; previously
                                        Executive Vice President, CoreStates
                                        Bank from July 1997 to February 1998;
                                        President, Susquehanna Valley Division
                                        CoreStates Bank from April 1996 to
                                        July 1997 and President Susquehanna
                                        Valley Division, Meridian Bank and
                                        Executive Vice President, Meridian

                                        Bancorp, Inc. from March 1990 to April
                                        1996

J. Bradley Scovill            41        Executive Vice President of
                                        Sterling Financial Corporation since
                                        July 27, 2000; Director, President
                                        and Chief Executive Officer of Bank of
                                        Hanover and Trust Company since 1994;
                                        Director of HOVB Investment Company
                                        since 1999 and Director of Pennbanks
                                        Insurance Company, SPC since 2000

Jere L. Obetz                 52        Executive Vice President/Treasurer and
                                        Chief Financial Officer of Sterling
                                        Financial Corporation since 1998;
                                        Senior Vice President/Treasurer and
                                        Chief Financial Officer of Sterling
                                        Financial Corporation from 1995 to
                                        1998; Executive Vice President/Chief
                                        Financial Officer of the Bank of
                                        Lancaster County since December 1997
                                        and Senior Vice President/Chief
                                        Financial Officer from 1992 to 1997

Chad M. Clabaugh              40        Vice President of Sterling Financial
                                        Corporation since July 27, 2000;
                                        Executive Vice President and Chief
                                        Operating Officer of Bank of Hanover
                                        and Trust Company since 2000
                                        and Executive Vice President from
                                        1996 to 2000

Ronald L. Bowman              57        Vice President/Secretary of Sterling
                                        Financial Corporation since 1994;
                                        Vice President/Corporate
                                        Financial Secretary of the Bank of
                                        Lancaster County since 1995 and Vice
                                        President/Comptroller from 1971 to
                                        1995
Executive Compensation

      Sterling's officers do not receive any additional compensation for their services, beyond the compensation paid to them as officers of Sterling's subsidiaries. The table below shows the annual and long-term compensation for services in all capacities to Sterling and to Sterling's subsidiaries for the fiscal years ended December 31, 2000, 1999 and 1998 to those persons who were, at December 31, 2000:

     -  the Chief Executive Officer and

     - the other four most highly compensated executive officers of Sterling Financial Corporation. The table shows the information only for those executives whose annual salary and bonus exceeded $100,000.

      The column "Other Annual Compensation" shows only perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of total annual salary and bonus. The column "All Other Compensation" includes: $3,698, $3,981 and $4,036 for Mr. Stefan; $3,698, $3,981 and $4,036 for Mr. Moyer;
$3,076, $3,291 and $3,140 for Mr. Obetz in 2000, 1999 and 1998, respectively, and $3,698 and $3,981 for Mr. Dautrich in 2000 and 1999 under the performance incentive feature of the Employees Stock Plan. Also included in the column "All Other Compensation" are employer provided automobile benefits of $2,209, $2,254 and $1,885 for Mr. Stefan and $1,753, 2,123 and $2,129 for Mr.
Moyer for 2000, 1999 and 1998, respectively. Also included in "All Other Compensation" for Mr. Dautrich in 1999 is $13,474 paid for moving and relocation expenses. The amounts listed in the column "All Other Compensation" for Mr. Scovill consist of Bank of Hanover's contribution to the 401(k) Plan, for his benefit, in the amount of $3,400, $3,200 and $3,200 for 2000, 1999 and 1998, respectively. Also included in the column "All Other Compensation" are employer provided automobile benefits of $2,929, $4,520 and $4,899 for Mr. Scovill for 2000, 1999 and 1998, respectively. The Employee Stock Plan and other benefit plans for Sterling and subsidiaries are described elsewhere in this proxy statement.

                          Summary Compensation Table
                          --------------------------

                                                         Long Term Compensation
                             Annual Compensation           Awards         Payouts
                             -------------------           ------         -------
                                            Other              Securities
Name and                                    Annual  Restricted Underlying             All Other
Principal                                   Compen-     Stock   Options/     LTIP      Compen-
Position              Year  Salary  Bonus   sation     Awards    SAR's      Payouts    sation
-------------------------------------------------------------------------------------------------
John E. Stefan        2000  $294,320 $16,057   ---       none      none        none       $ 5,907
 Chairman of the      1999   283,005  76,037   ---       none    12,500        none         6,235
 Board, President     1998   266,989  65,796   ---       none     9,750        none         5,921
 and Chief Executive
 Officer of Sterling
 Financial Corporation
 and Chairman of the
 Board and Chief
 Executive Officer of
 Bank of Lancaster
 County, N.A.

J. Bradley Scovill    2000  $209,377 $  none   ---       none     7,905(*)     none       $ 6,329
 Executive Vice       1999   179,596  18,000   ---       none     5,580        none         7,720
 President of         1998   161,866  12,000   ---       none     7,564        none         8,099
 Sterling Financial
 Corporation and
 President and Chief
 Executive Officer of
 Bank of Hanover and
 Trust Company

Thomas P. Dautrich    2000  $164,328 $ 9,407   ---       none      none        none       $ 3,698
 Senior Executive     1999   150,876  37,430   ---       none     6,500        none        17,455
 Vice President of    1998    17,309     456   ---       none      none        none          none
 Sterling Financial
 Corporation and
 President of
 Bank of Lancaster
 County, N.A.

J. Roger Moyer, Jr.   2000  $163,651 $ 9,152   ---       none      none        none       $ 5,451
 Senior Executive     1999   152,534  36,682   ---       none     6,500        none         6,104
 Vice President of    1998   144,355  27,958   ---       none     6,250        none         6,165
 Sterling Financial
 Corporation and
 Bank of Lancaster
 County, N.A.

Jere L. Obetz         2000  $114,600 $ 3,841   ---       none      none        none       $ 3,076
 Executive Vice       1999   111,198  26,816   ---       none     3,600        none         3,291
 President/Treasurer/ 1998   107,466  21,052   ---       none     3,750        none         3,140
 Chief Financial Officer
 of Sterling Financial
 Corporation and
 Executive Vice
 President/Chief
 Financial Officer of
 Bank of Lancaster
 County, N.A.

(*) Granted pursuant to Hanover Bancorp, Inc. Omnibus Stock Plan prior to merger.

------------------------

Option Exercises and Fiscal Year-End Values

    Sterling Financial Corporation granted stock options under its Stock Incentive Plan to its named executive officers during 2000 as shown in the table below. All options shown were granted on January 1, 2000, and under the terms of the Stock Incentive Plan, were exercisable on July 27, 2000. The base price of all options granted in 2000 is adjustable in the event of any change in the number of issued and outstanding shares of Sterling Financial Corporation common stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of Sterling Financial Corporation.

      During 2000, Sterling elected to change the timing of its stock option grants. Traditionally, options were granted in December for the year's performance. Beginning in the year 2001, options will be granted in February, to reward employees for Sterling's previous calendar year performance.


                      Option/SAR Grants in Last Fiscal Year

                                                                               Potential
                                                                          Realizable Value at
                                                                             Assumed Annual
                                                                          Rates of Stock Price
                                                                               Appreciation
                       Individual Grants                                     For Option Term
---------------------------------------------------------------------    ----------------------
                                 % of Total
                                Options/SARs
                     Options/    Granted to   Exercise or
                       SARs     Employees in  Base Price   Expiration
     Name           Granted(#)  Fiscal Year     ($/Sh)        Date            5% ($)    10% ($)
     ----           ----------  -----------    --------     --------        --------   --------
John E. Stefan          none         .0%       $ n/a           n/a          $   none   $   none
J. Bradley Scovill     7,905(*)    33.8%        16.00        1/1/10           79,524    201,578
Thomas P. Dautrich      none         .0%         n/a           n/a              none       none
J. Roger Moyer, Jr.     none         .0%         n/a           n/a              none       none
Jere L. Obetz           none         .0%         n/a           n/a              none       none

(*)Granted pursuant to Hanover Bancorp, Inc. Omnibus Stock Plan prior to merger

------------------------------

Aggregated Option Exercises and Fiscal Year-End Values

    Information concerning:

    - All exercises of stock options awarded to the named officers of Sterling Financial Corporation and subsidiaries under Sterling Financial Corporation's Stock Incentive Plan during 2000;

    - All fiscal year-end option values for each named executive officer under the Stock Incentive Plan and held by them at December 31, 2000; and

    - All stock options exercised under Sterling Financial Corporation's Stock Incentive Plan during 2000 are shown in the table below.

      The column "Value Realized" shows the difference between the fair market value on the date of exercise of the shares acquired by the exercise of the options and the exercise price of the options exercised, is any options were exercised. The market value of underlying securities was computed by averaging the closing bid and ask quotations for five trading days immediately preceding December 31, 2000 minus the exercise price.



         Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
                           Year-End Option/SAR Values



                                                Number of Securities     Value of Unexercised
                                               Underlying Unexercised        In-the-money
                                                 Options/SARs at           Options/SARs at
                                                 Fiscal Year-End(#)       Fiscal Year-end($)
               Shares Acquired    Value
     Name       On Exercise(#) Realized($)    Exercisable/Unexercisable Exercisable/Unexercisable
     ----       -------------- -------------- ------------------------- -------------------------
John E. Stefan         ---           ---         28,155/8,489                 $     0/$0
J. Bradley Scovill     ---           ---         46,173/0                     $25,457/$0
Thomas P. Dautrich     ---           ---          2,166/4,334                 $     0/$0
J. Roger Moyer, Jr.    ---           ---         14,209/6,417                 $     0/$0
Jere L. Obetz          ---           ---         10,590/3,650                 $     0/$0

---------------------------------------

          Board Compensation Committee Report on Executive Compensation

         Role of the Compensation Committee and Compensation Philosophy

      The objectives of the Compensation Committee are to establish the corporation's compensation philosophy and to monitor compensation programs and related practices for conformity with that philosophy. The Compensation Committee believes that the corporation should maintain a competitive compensation structure with a strong emphasis toward paying for an employee's contribution and performance. Therefore, the financial interests of the shareholders are served by closely aligning, particularly for executive management, year-end financial results with an employee's reward for performance. Accordingly, the committee and the corporation adhere to the concept of pay-for-performance thus, increasing the opportunity to maximize shareholder value.

      The committee reviews compensation of the corporation's and the subsidiary banks' top executives annually and determines the compensation of the Chief Executive Officer and the senior executive team. As a guideline for review in determining competitive base salaries, the committee uses information from salary survey sources from banks with assets from $500 million to $1 billion, banks with assets of $1 billion to $4 billion, as well as peer banks located in the surrounding geographic region. Many local competitors, which are represented in these peer groups, share similar performance results to the subsidiary banks. The committee used these peer group banks because of common industry issues and competition for the same executive talent.

      The compensation committee is comprised of four non-employee directors who are listed below. The Committee met seven times during 2000.

Chief Executive Officer Compensation

      The Board of Directors has determined that the Chief Executive Officer's 2000 compensation of $310,377, comprised of $294,320 in base annual salary and $16,057 in bonus, is appropriate in light of the following 2000 corporation performance accomplishments:

      - A 2.6% increase in operating income;

      - A 14.05% operating return on average realized equity; and

      - A 10.9% increase in assets.

      While there is no direct correlation between the increase in Chief Executive Officer base salary and these criteria, the Compensation Committee did review 1999 corporate performance, as well as the peer bank comparisons mentioned previously, in order to recommend a 4% increase in base salary over the previous year. The Chief Executive Officer's annual performance incentive (bonus) is tied directly to the organization's performance results by rewarding Mr. Stefan for growth in the corporation's net income, return on shareholder equity and efficiency ratio goals. Mr. Stefan's total bonus of $16,057 represents a decrease of 78.9% from the total bonus paid in 1999.

      The Stock Incentive program is described elsewhere in this proxy statement.

Executive Officer Compensation

      Base salary ranges for executive positions are determined by evaluating the responsibilities of the positions, required skills and experiences and the average compensation paid for similar positions within peer banks of similar asset size and within Sterling's geographic market region. The committee determines annual base salary increases based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives, and by taking into account any additional or new responsibilities assumed by the individual in connection with promotions or organizational changes. In determining whether strategic goals and objectives have been achieved, the Board of Directors considers among numerous factors the following:

      -     The corporation's performance as measured by earnings;
      -     Revenues;
      -     Return on assets;
      -     Return on equity;
      -     Market share;
      -     Total assets; and
      -     Non-performing loans.

      Although the performance and increases in base salary were measured in light of these factors, there is no direct correlation between any specific criterion and the employees' base compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information it deems relevant.

      The executive officers of Sterling and the subsidiary banks have an annual management incentive bonus tied directly to Sterling's performance results. Similar to the Chief Executive Officer, the executive officers' bonuses are directly dependent upon the organization's growth in net income, return on shareholder equity and Sterling's efficiency ratio. In addition, executive officers have been awarded incentive stock options to encourage ownership in the corporation and provide continued focus on enhancing shareholder value.

      In addition to base salary and the management incentive bonus, executive officers of the corporation and the Bank of Lancaster County may participate currently in the following annual and long-term incentive plans:

                         Bank of Lancaster County, N.A.
                              Employees Stock Plan

      Total compensation opportunities available to the employees of the subsidiary banks are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to Sterling's success. Individuals are reviewed annually. Sterling strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry, as well as those within Sterling's and the subsidiary banks' reasonable market area.


                              Compensation Committee
                              Robert H. Caldwell, Chairman
                              J. Robert Hess
                              W. Garth Sprecher
                              Glenn R. Walz

                      Shareholder Return Performance Graph

      The following graph compares the yearly dollar change in the cumulative total shareholder return on Sterling's common stock against the cumulative total return of the S & P 500 Stock Index and the Nasdaq Bank Index for the period of five fiscal years commencing January 1, 1996, and ending December 31, 2000. The graph shows the cumulative investment return to shareholders based on the assumption that a $100 investment was made on December 31, 1995, in each of Sterling's common stock, the S & P 500 Stock Index and the Nasdaq Bank Index. We computed returns assuming the reinvestment of all dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                 Comparison of Five-Year Cumulative Total Return

  Sterling Financial Corporation Common Stock, S & P 500 & Nasdaq Bank Indices





                                               Period Ending
  Index                   12/31/95 12/31/96 12/31/97 12/31/98 12/31/9912/31/00
  -----                   -------- -------- -------- -------- ----------------
 Sterling Financial Corp.  100.00    94.87   124.04   172.61   165.43    83.77
 S & P 500                 100.00   122.86   163.86   210.64   254.97   231.74
 Nasdaq Bank Index         100.00   132.04   221.06   219.64   211.14   241.08



------------------------



                            1996 Stock Incentive Plan

     Sterling maintains a Stock Incentive Plan that was approved by the shareholders at the 1997 annual meeting. The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of Sterling and its subsidiaries by providing incentives through participation in the appreciation of capital stock of the corporation in order to secure, retain and motivate personnel responsible for the operation and management of Sterling and its subsidiaries.

      A committee of non-employee directors administers the Stock Incentive Plan. Persons eligible to receive awards under the Stock Incentive Plan are those key officers and other management employees of the corporation and its subsidiaries as determined by the committee.

      The corporation granted 23,405 options during 2000. There were no options exercised during 2000. At December 31, 2000, there were 323,849 shares reserved for future grants under the Stock Incentive Plan.

                           Employees Stock Plan/401(k)

      The Bank of Lancaster County maintains an Employees Stock Plan that was approved by the shareholders in 1982. All employees of the Bank of Lancaster County who have attained the age of 18, have completed one year of service and worked at least 1,000 hours per year are eligible to participate in the plan. Outside directors are not eligible to participate in the plan. Employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County participate only in the salary deferral feature of the plan. The plan has two components:

            -     A salary deferral feature and

            -     A performance incentive feature.

      Under the salary deferral feature of the plan, a participant may make voluntary contributions to the plan each year of between 2% and 10% of compensation. The Bank of Lancaster County will make a matching contribution equal to 25% of each participant's voluntary contributions, up to the first 6%. Under the performance incentive feature of the plan, the Bank of Lancaster County contributes to the plan each year an amount determined by the Board of Directors on the basis of the achievement by the Bank of Lancaster County of certain performance objectives; contributions to the plan may not exceed the amount which is deductible under the Internal Revenue Code. Contributions made by the Bank of Lancaster County to the plan pursuant to the performance incentive feature are allocated to participants who are employees of Bank of Lancaster County in the same proportion that each participant's compensation bears to the aggregate compensation of all participants. The amount contributed under the performance incentive feature of the plan was $278,000 in 2000 while the employer matching contribution amount was $152,952 under the salary deferral feature.

      In 1997, the plan was amended to allow participants to defer their contributions to five different investment alternatives. Previously, all contributions to this plan were invested in Sterling common stock. In addition, as of July 1, 1997, participants could elect to diversify their contributions in increments of 5% to models with the following investment objectives:

                  -     Guaranteed Principal

                  -     Fixed Income

                  -     Growth and Income

                  -     Growth (Equity)

      Sterling's matching contributions and the performance incentive feature continue to be made in Sterling common stock. In addition, as of January 1, 1998, all participants may elect to diversify their existing holdings in the pre-tax employee deferral account (those contributions made after January 1,1995) into the four different models. Those participants who are over age 55 and have 10 years of participation in the plan can elect to diversify up to 25% of their entire post 1987 account balance in accordance with Internal Revenue Code Section 401(a)(28).

      Voluntary contributions to the plan are fully vested at all times. Matching contributions and contributions made by the Bank of Lancaster County to the plan vest at the rate of 20% per year for each year of service. In general terms, benefits under the plan may be paid to participants upon retirement, termination of employment, disability or death. A participant may under certain circumstances make earlier withdrawals (to the extent of his/her interest in the plan attributable to voluntary contributions made by him/her) upon a showing of financial hardship.

      Effective January 1, 1985, Bank of Hanover & Trust Company made available a 401(k) Plan to eligible employees. The plan was designed to give employees a source of financial security and an investment opportunity. The plan is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974. The plan is administered by the bank's Investment Services Group which also acts as the trustee of the plan.

      All employees of Bank of Hanover who have completed at least one year of employment as defined in the plan and are 21 years of age are eligible to participate in the plan. In each pay period a participant may elect to defer up to 15% of base salary/wages and to have that amount contributed to the plan by the bank on the participant's behalf, up to the maximum allowable contribution as established by the Internal Revenue Service. In addition, contributions made on behalf of "highly compensated" employees may be further restricted as provided for in the Internal Revenue Code. The total amount of a participant's contributions for a given month is allocated to the plan according to its terms. Except as may be restricted by the Internal Revenue Code, a matching contribution is made by the bank equal to 50% of the participant's contributions for the month, up to 4% of the participant's base salary/wages. Beginning in 1996, the plan was amended to provide for discretionary contributions by the bank to all eligible employees. All funds are held in trust and are invested by the trustee in accordance with the participant's directions within the scope of investment alternatives available under the plan. All elective, matching and discretionary contributions are 100% vested upon placement into the plan.

      Personal after-tax voluntary contributions made prior to January 1, 1998, may be withdrawn at any time upon the required notice. Participants may no longer make personal after-tax contributions to the plan. Amounts contributed to the plan on the participant's behalf, as described above, may be withdrawn only in the event of financial hardship; however, any such withdrawal may not include any earnings on pre-tax contributions credited to the participant's account after December 31, 1988. Upon termination of employment or upon attaining the age of 59 1/2, a participant's entire interest in the plan becomes payable. A participant may receive a lump sum distribution or may, in certain circumstances, elect to defer or receive installment payments.

      Employer matching contributions and a discretionary contribution made to all employees of Bank of Hanover during 2000 was $217,000.

      The First National Bank of North East maintains an Employee Stock Ownership plan with 401(k) provisions (KSOP). All employees of First National, who have attained the age of 18, have completed one year of service and worked at least 1,000 hours are eligible to participate in the plan. Under the salary deferral portion of the plan, the plan provides a matching employer contribution equal to 50% of the employees' contribution. While employees can contribute up to 15% of their compensation, First National's match is limited to 6% of an employee's compensation. Additionally, First National makes discretionary contributions to the plan as determined annually by the Board of Directors. Total expense, including the discretionary contribution, related to First National's KSOP totaled $85,000 in 2000.

                                  Pension Plan

      The Bank of Lancaster County Pension Plan is a qualified non-contributory defined benefit pension plan that provides retirement benefits to employees of the Bank of Lancaster County, including Messrs. Stefan, Dautrich, Moyer and Obetz and to employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County. All employees who have completed one year of service, work at least 1,000 hours per year and who have attained the age of 21 are eligible to participate in the plan. Outside directors do not participate in the plan. Employees become 100% vested upon the completion of five years of service. Contributions to the plan are made by the Bank of Lancaster County and are determined actuarially.

      Benefits under the plan, which are not integrated with Social Security benefits, are based upon average monthly compensation, determined on the basis of the highest five consecutive years' base compensation preceding retirement and years of credited service. For purposes of determining benefits payable under the plan, the term "compensation" is defined to mean base salary only and does not include overtime pay or bonuses. Compensation paid to Messrs. Stefan, Dautrich, Moyer and Obetz during 2000 and covered by the plan was $170,000, $164,328, $163,651 and $114,600 respectively. As of December 31, 2000, Messrs.
Stefan, Dautrich, Moyer and Obetz had accrued 21, 2, 23 and 29 years of credited service, respectively, under the plan for benefit accrual purposes.

      The following table indicates, for purposes of illustration, the approximate annual retirement benefit that would be payable under the plan, in the form of a straight life annuity with 120 months' certain period, at age 65, under various assumptions as to average annual compensation and years of credited service. The benefit amounts set forth below are not subject to further deduction for Social Security or other offset amounts. Under the Internal Revenue Code, the maximum annual retirement benefit that may be paid in the form of a straight life annuity with 120 months' certain period under a qualified defined benefit plan such as the Plan is $125,333, subject to adjustment based upon increases in the Consumer Price Index. In addition, salary in excess of $170,000, effective in the year 2000, is disregarded in determining a participant's retirement benefit pursuant to regulations of the Internal Revenue Service.

              Average
               Annual
            Compensation                Years of Credited Service
            ------------                -------------------------
                                 10            20          30           40
                                 --            --          --           --
              $100,000        $15,000       $30,000     $45,000      $ 60,000
               125,000         18,750        37,500      56,250        75,000
               150,000         22,500        45,000      67,500        90,000
               175,000         25,500        51,000      76,500       102,000
               200,000         25,500        51,000      76,500       102,000
               225,000         25,500        51,000      76,500       102,000
               250,000         25,500        51,000      76,500       102,000
               275,000         25,500        51,000      76,500       102,000
               300,000         25,500        51,000      76,500       102,000

------------------------


                           Retirement Restoration Plan

      Bank of Lancaster County adopted a Restoration Plan during 1996 for any officer whose compensation exceeded $170,000. The plan is designed to "restore" the level of benefits lost to these employees under certain qualified retirement plans because of Internal Revenue Code restrictions.

      The plan is designed to mirror the provisions of the qualified retirement plans available to all Bank of Lancaster County employees--the Pension Plan, and the Employee Stock or 401(k) plan. The Retirement Restoration Plan allows for the calculation of benefits on an officer's salary in excess of $170,000.

The effective date of the Plan is May 1, 1996.


                              Employment Agreements

      In July, 1999, Sterling and Bank of Lancaster County entered into a three-year employment agreement and change of control agreement with John E. Stefan, engaging Mr. Stefan as its Chairman, President and Chief Executive Officer. Unless previously terminated or unless notice of intention not to renew is given by either party, the employment agreement is subject to automatic renewal for additional terms of three years each. The employment agreement may be terminated by Sterling or the Bank of Lancaster County with or without cause. If terminated with cause, Mr. Stefan's right to receive salary and benefits under the employment agreement terminates as of the effective date of termination. If terminated without cause, the employment agreement with Mr. Stefan provides for:

      - A severance payment in the amount of 2.99 times the average annual compensation over the last five years paid in 36 equal monthly installments or a lump sum;

      - A supplemental payment in lieu of benefits equaling 25% of the payments calculated for compensation or benefits continued throughout the duration of the severance period; and

      -     All stock options granted are immediately 100% vested.

      In the event of any change in control of Sterling or the Bank of Lancaster County, the same conditions apply, except the severance payments will be paid in 24 equal monthly installments, or a lump sum. The obligations of the Bank of Lancaster County under the employment agreement have been jointly and severally assumed by Sterling.

      Effective July 27, 2000, Sterling and Bank of Hanover and Trust Company entered into a three-year employment and change of control agreement with J. Bradley Scovill engaging Mr. Scovill as Executive Vice President of Sterling and President and Chief Executive Officer of Bank of Hanover. Unless previously terminated or unless notice of intention not to renew is given by either party, the employment agreement is subject to automatic renewal for additional terms of three years each. The employment agreement may be terminated by Sterling or the Bank of Hanover with or without cause. If terminated with cause, Mr. Scovill's right to receive salary and benefits under the employment agreement terminates as of the effective date of termination. If terminated without cause, the employment agreement with Mr. Scovill provides for:

      - A severance payment in the amount of 2.0 times the highest annual base salary under the agreement plus the average of the annual bonuses over the last three years; and

      - A supplemental payment in lieu of benefits equaling 25% of the payments calculated for compensation or benefits continued throughout the duration of the severance period.

            In the event of any change in control of Sterling or the Bank of Hanover, the agreement provides for:

      - A severance payment in the amount of 2.99 times the highest annual base salary under the agreement plus the average of annual bonuses with respect to the 3 calendar years immediately preceding termination;

- A supplemental payment in lieu of benefits equaling 25% of the payments calculated for compensation or benefits continued throughout the duration of the severance period; and

-     All stock options granted are immediately 100% vested.

      The obligations of the Bank of Hanover under the employment agreement have been jointly and severally assumed by Sterling.

                          Change of Control Agreements

      In July, 1999, Sterling and Bank of Lancaster County entered into three-year change of control agreements ending December 31, 2002, with J. Roger Moyer, Jr., Thomas P. Dautrich and Jere L. Obetz for the purpose of focusing our executives on the interests of the shareholders should a change in control of Sterling occur. A "change of control" is defined as:

      - An acquisition of 20% or more of Sterling's outstanding voting securities;

      - Execution of an agreement providing for a sale of substantially all assets to an entity that is not a direct or indirect subsidiary of Sterling; and

      - Execution on an agreement providing for a reorganization, merger, consolidation or similar transaction unless the Sterling shareholders will initially own securities representing a majority of the voting power of the resulting corporation and Sterling directors will represent a majority of the directors of the surviving corporation.

      Unless previously terminated or unless notice of intention not to renew is given, the change of control agreement is subject to automatic renewal every year following the end of the first three-year period.

      Agreements with Mr. Moyer and Mr. Dautrich provides for:

      - A severance payment in the amount of 2.5 times the average annual compensation over the last five year paid either in 30 equal monthly installments or lump sum;

      - A supplement payment in lieu of benefits equaling 25% of the payments calculated for compensation or benefits continued throughout the duration of the severance period; and

      -     All stock options granted are immediately 100% vested.

     The agreement with Mr. Obetz provides for:

      - A severance payment in the amount of 2 times the average annual compensation for the last five years paid either in 24 equal monthly installments or lump sum;

      - A supplemental payment in lieu of benefits equaling 25% of the payments calculated for compensation or benefits continued throughout the duration of the severance period; and

      -     All stock options granted are immediately 100% vested.

Sterling Financial Corporation Directors' Compensation

      The directors of Sterling do not receive any additional compensation for their services, beyond the compensation paid to them as directors of the Bank of Lancaster County. All directors of Sterling are directors of the Bank of Lancaster County, with the exception of Ms. Argudo and Mr. Elsner who are directors of Sterling Financial Corporation only. Sterling compensates Ms. Argudo and Mr. Elsner as directors. Directors who are also salaried officers of Sterling or Sterling subsidiaries do not receive any fees for board or committee meetings. Each year, the Bank of Lancaster County or Sterling compensates all its non-employee directors by:

      -     Issuing 250 shares of Sterling common stock to each of them; and

      - Paying each of them cash equal to the value of the Sterling common stock issued.

      The Sterling common stock is issued to directors by July 15th of each year and is valued at the average closing price for the first ten business days of July. In addition, each non-employee director receives $100 for each meeting attended of a Board of Directors committee of which he or she is a member. Committee chairs receive $150 for each meeting attended. In the event that meetings exceed 1 1/2 hours in length, each director shall receive an additional $100 per meeting. The director's cash compensation is reduced by one-twelfth for each meeting missed in excess of three if a director attends fewer than 75% of scheduled Board meetings.

      In July, 2000, each non-employee director received 250 shares of Sterling common stock, valued at $16.119 per share. The yearly cash portion of the director's fees was $4,029.75 for the annual period beginning July 1, 2000. In the aggregate, Bank of Lancaster County and Sterling paid $136,657 to non-employee directors in cash and stock during 2000.

Transactions with Directors and Executive Officers

      Some of the Sterling directors and executive officers and the companies with which they are associated were customers of and had banking transactions with Sterling's subsidiary banks during 2000. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the banks, and did not involve more than a normal risk of collectibility or present other unfavorable features. Total loans to these persons at December 31, 2000 amounted to $8,188,000. Sterling's subsidiary banks anticipate that they will enter into similar transactions in the future.

      The Bank of Lancaster County has entered into several transactions with businesses which are affiliates of Calvin G. High, a director of Sterling and of the Bank of Lancaster County. The Bank of Lancaster County entered into a lease agreement in 1984 with High Properties, in which Mr. High is a partner, under which High Properties constructed and leased to the Bank of Lancaster County a building at 525 Greenfield Road, Lancaster, Pennsylvania. Sterling and the Bank of Lancaster County, N.A. used the building for their administrative headquarters and for a branch office from October of 1984 until August 1995. Sterling and the Bank of Lancaster County moved their administrative headquarters to another location in August 1995, but the Bank of Lancaster County continued to maintain a branch office in the Greenfield Road building from October 1984. The term of the lease for the building was

15 years and was not renewed. The monthly rent was $12,331.70 and the Bank of Lancaster County paid a total of $49,326.80 in rent to High Properties during 1999 for the Greenfield Road property.

      On January 10, 1997, the Bank of Lancaster County sublet to High Employee Services, Ltd., 4,424 square feet of the Greenfield Road building formerly occupied by Sterling's and the bank's administrative headquarters. High Employee Services, Ltd. is a division of High Industries, of which Mr. High is a Director. The term of the sublease was two years and eight months and ended on the expiration date for the original 1984 lease. The Bank of Lancaster County received $159,264 in rent from High Employee Services for the remaining term of the sublease.

      On October 28, 1998, the Bank of Lancaster County entered into a new lease agreement with High Properties for its branch bank at the Greenfield Road building. The lease term commenced on June 1, 1999, the expiration date of the original lease. Under the terms of the lease, High Properties will lease to the Bank of Lancaster County 4,424 square feet of space for a term of five years, subject to renewal. Base rent over the five-year term is $370,999.92

      The Bank of Lancaster County paid $683,592 to D & E Communications and $344,012 to D & E Computer Networking Services, a division of D & E Communications, Inc. in 2000. The Bank of Lancaster County uses D & E Communications for telecommunication services. In addition, the Bank of Lancaster County purchased local area network and wide area network integration services, personal computer hardware and software and data communications equipment from D & E Computer Networking Services. W. Garth Sprecher, a Director of Sterling and the Bank of Lancaster County, is Vice President, Corporate Secretary and a Director of D & E Communications, Inc.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Sterling's directors, executive officers and shareholders who beneficially own more than 10% of Sterling's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Sterling with the Securities and Exchange Commission. Based on a review of copies of such reports we received, and on the statements of the reporting persons, Sterling believes that all Section 16(a) filing requirements were complied with in a timely fashion during 2000, with the exception of Mr. Glenn
R. Walz, who inadvertently did not timely file one Form 4 relating to one transaction during 2000 and Mr. Howard E. Groff, who inadvertently did not timely file one Form 4 relating to three transactions during 2000.


                          RATIFICATION OF SELECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors of Sterling has selected Ernst & Young LLP as independent certified public accountants for the examination of its financial statements for the fiscal year ending December 31, 2001. Ernst & Young LLP served as independent certified public accountants for the year ended December 31, 2000.

      Sterling has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with Sterling or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

      A representative of Ernst & Young LLP is expected to be present at the 2001 Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

      The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Ernst & Young, LLP as independent certified public accountants for the fiscal year ending December 31, 2001.



                             ADDITIONAL INFORMATION

      A copy of the annual report of Sterling on Form 10-K for its fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, including financial statements and financial statement schedules, is available without charge to shareholders upon written request addressed to Ronald L. Bowman, Vice President/Secretary, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133.

      Pursuant to new Securities and Exchange Commission rules, Sterling intends to send a single proxy statement and annual report to multiple shareholders who share the same address and have the same last name unless we receive instructions to the contrary from one or more of the shareholders. This method of delivery is known as "householding". Upon written or oral request, a separate copy of the annual report and/or proxy statement, as applicable, will be delivered promptly to a security holder at a shared address to which a single copy of the documents was delivered or if you wish to receive a separate proxy statement or annual report in the future, please call Shareholder Relations at
(717) 735-5602 or send a written request to Shareholder Relations, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, PA 17601-4133. If you are receiving multiple copies of the proxy statement and annual report and want to request one copy to multiple shareholders who share the same address, please use the notification process as noted above.

                                  OTHER MATTERS

      The Board of Directors of Sterling knows of no matters other than those discussed in this Proxy Statement that will be presented at the 2001 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of the corporation.


                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    JOHN E. STEFAN
                                    Chairman of the Board,
                                    President and
                                    Chief Executive Officer

Lancaster, Pennsylvania
April 2, 2001

                                   Appendix A

                         STERLING FINANCIAL CORPORATION
                             AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE MISSION

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance.

      - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

      - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership.

AUDIT COMMITTEE ORGANIZATION

Audit Committee members shall meet the requirements of the Exchange that the corporation is listed. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have accounting or related financial management expertise. One of the members shall be designated "Chairman".

The Committee shall meet quarterly, or more frequently as circumstances dictate.

The Committee believes that the above mission statement sets fourth its primary roles and responsibilities. In that connection, the following is meant to serve as a guide in achieving that mission.

ROLES AND RESPONSIBILITIES

FINANCIAL STATEMENT REVIEW PROCEDURES

1. Review the Company's interim financial results and annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Discuss with Independent Auditors its judgment about the quality, not just acceptability, of the Company's accounting principles as applied in its financial reporting.

2. In consultation with management, independent auditors, and internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and steps taken by management to monitor, control, and report such exposures.

3. Review significant findings prepared by the independent auditors and the internal auditors together with management's responses. Gain an understanding of whether internal control recommendations made by internal and independent auditors have been implemented by management.


INDEPENDENT AUDITORS

1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

2. Review the independent auditors' timetable, scope and approach of the quarterly reviews and annual examination of the financial statements.

3. Obtain from the independent auditors their annual communication to the Audit Committee in satisfaction of SAS 61 regarding communication with the Audit Committee, and, if applicable, any commentary on internal contracts or other recommendations.

4. Review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

INTERNAL AUDITORS

1. Approve an Annual Risk Assessment and Audit Plan developed by the internal auditors.

2. Meet quarterly with the internal auditors to gain an understanding of the effectiveness of the internal audit function. These meetings will also serve in evaluating their performance.

3. Review significant reports prepared by the internal auditors together with management's response and follow-up to these reports.

4. The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal controls, the accuracy of management reporting and compliance with laws, regulations and bank policy. The Audit Committee will set forth the outsourcing vendor's responsibilities in a written contract the terms of which comply with the "Interagency Policy Statement of Internal Audit and Internal Audit Outsourcing."

COMPLIANCE WITH LAWS AND REGULATIONS

1. Periodically obtain updates from management and compliance auditors regarding compliance with laws and regulations.

2. Review the findings of any examination by regulatory agencies such as the Federal Reserve, FDIC, or Office of the Comptroller of the Currency.

3. Be familiar with Management's response to regulatory examinations.

OTHER COMMITTEE RESPONSIBILITIES

1. Review and update the Audit Charter annually and submit the charter to the Board of Directors for approval. Ensure that the charter is included within the Corporation's proxy statement once every three years.

2. Prepare an annual Audit Committee Report for inclusion in the Corporation's Annual Proxy Statement that states a formal audit charter has been approved and that the Audit Committee has satisfied its responsibility during the year.

3. Perform other oversight functions as requested by the Board of Directors. Further, The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities.

4. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

5. Meet periodically with the internal auditors, the independent accountants, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

6. Report Audit Committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate.

                                    P R O X Y


                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held On May 2, 2001

                         STERLING FINANCIAL CORPORATION
                           101 North Pointe Boulevard
                       Lancaster, Pennsylvania 17601-4133


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       The undersigned hereby appoints Mary W. Wentz and Thomas Wright, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of STERLING FINANCIAL CORPORATION common stock held of record by the undersigned on March 9, 2001 at the Annual Meeting of the shareholders to be held at the Liberty Place Theater and Conference Center, 313 West Liberty Street, Lancaster, Pennsylvania, on Wednesday, May 2, 2001, at 9:00 a.m. prevailing time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on the reverse side of this card.

       THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR NOMINEES LISTED IN PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND FOR PROPOSAL 4.

       This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting, but IF ANY OTHER BUSINESS IS BROUGHT BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE MANAGEMENT OF STERLING FINANCIAL CORPORATION.

       The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 2, 2001, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

       IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE MEETING, GIVE WRITTEN NOTIFICATION TO THE SECRETARY OF THE CORPORATION AND VOTE IN PERSON.

      Please mark your
      votes as in this
      example.

                               FOR ALL NOMINEES    WITHHOLD AUTHORITY
                                   LISTED BELOW       (to vote for all
                               (except as marked to    nominees listed
                                the contrary below)         below)

                                                                                                        FOR   AGAINST  ABSTAIN

1.ELECTION OF CLASS OF 2002 DIRECTOR                         4. Proposal to ratify the selection of
  TO SERVE FOR A ONE-YEAR TERM                               Ernst & Young, LLP as the Corporation's
                                                             independent certified public accountants
  Nominee: Terrence L. Hormel                                for the year ending December 31, 2001.

2.ELECTION OF CLASS OF 2003 DIRECTOR
  TO SERVE FOR A TWO-YEAR TERM

  Nominee: J. Bradley Scovill

3.ELECTION OF CLASS OF 2004 DIRECTORS
  TO SERVE FOR A THREE-YEAR TERM

  Nominees: Richard H. Albright, Jr.
            Bertram F. Elsner
            Howard E. Groff, Jr.
            John E. Stefan
            Glenn R. Walz



(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)



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SIGNATURE(S)                                 DATED                         ,2001
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This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.